UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 17, 2006
GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
(Exact name of registrants as specified in their charters)

Delaware	333-116040	72-1575170
Delaware	333-114502	72-1575168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.
     On March 17 and 20, 2006 General Nutrition Centers, Inc. (“Centers”), a wholly owned subsidiary of GNC Corporation (“GNC”), declared and made payments totaling approximately $50 million, or $1.69 per share, to the holders of GNC common stock. The payments were made in compliance with Centers’ debt covenants and the terms of GNC’s 12% Series A Exchangeable Preferred Stock as a one-time total payment. The payments consisted of a payment of approximately $18.0 million, or $0.61 per share, to the holders of record on March 17 and a payment of approximately $32.0 million, or $1.08 per share, to the holders of record on March 20.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated: March 21, 2006

GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
(Registrants)

By:	/s/ Curtis J. Larrimer

Name:	Curtis J. Larrimer
Title:	Executive Vice President and
Chief Financial Officer

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